Exhibit 99(d)

Exchange Agreement

                July 15, 2010

Energy Future Holdings Corp.

Energy Future Intermediate Holding Company LLC

EFIH Finance Inc.

1601 Bryan Street

Dallas, TX 75201

Re:	Exchange of Securities Listed on Appendix A

Ladies and Gentlemen:

Each of the undersigned (each a “Holder”) beneficially owns the securities of Energy Future Holdings Corp., a Texas corporation (“EFH”), listed on Appendix A hereto under the heading “EFH Exchange Securities” in an aggregate principal amount set forth on such Appendix A hereto opposite each such Holder’s name (such securities, in such amount, being referred to as the “Exchange Securities”). Each Holder and the Issuers (as defined below) wish to exchange the applicable Exchange Securities for the aggregate principal amount of new securities (the “New Securities”) described in the Offer Material (as defined below) and the cash consideration described in the Offer Material and to deliver Consents (as defined below) in the Consent Solicitation (as defined below) pursuant to the Offer (as defined below) and this letter agreement (this “Agreement”). This Agreement sets forth the agreement among EFH, the Issuers and each Holder regarding the exchange of the Exchange Securities for the New Securities and the delivery of Consents in respect of all of the Exchange Securities.

In connection with this exchange, EFH, the Issuers and each Holder hereby agree as follows:

1. Defined Terms.

“Consent” means the consents to be sought in the Consent Solicitation.

“Consent Solicitation” means the solicitation by EFH of consents to approve the adoption of proposed amendments to the indenture governing the Existing Securities as described in the Offer Material.

“Existing Securities” means the securities listed on Appendix B hereto.

“Issuers” means Energy Future Intermediate Holding Company LLC, a Delaware limited liability company, and EFIH Finance Inc., a Delaware corporation.

“Offer” means the exchange offers by the Issuers, on the terms and subject to the conditions described in the Offer Material, to exchange up to $2.28 billion aggregate principal amount of 10% Senior Secured Notes due 2020 of the Issuers to be issued pursuant to the terms of an indenture to be entered into among the Issuers and The Bank of New York Mellon Trust Company, N.A., as trustee, and the cash consideration described in the Offer Material, for Existing Securities.

“Offer Material” means (a) the Registration Statement, (b) the Preliminary Prospectus and the Prospectus, (c) the related consent and letter of transmittal relating to the Offer and the Consent Solicitation, as supplemented and amended from time to time, (d) any Rule 165 Material, and (e) any other written material filed with the SEC or furnished by the Issuers to the holders of the Existing Securities in connection with the Offer.

“Preliminary Prospectus” means any preliminary prospectus included in the Registration Statement on the date on which the Offer commences or in any amendment thereto prior to the effectiveness of the Registration Statement (excluding the Prospectus) or any preliminary prospectus relating to the Offer filed with the SEC pursuant to Rule 424 under the Securities Act.

“Prospectus” means the final prospectus relating to the Offer in the form included in the Registration Statement at the time it becomes effective or, if used prior to the Expiration Date (as defined in the Preliminary Prospectus and the Prospectus), the final prospectus filed with the SEC pursuant to Rule 424 under the Securities Act.

“Registration Statement” means the registration statement on Form S-4, including the related Preliminary Prospectus, including any amendment thereto, for registration under the Securities Act of the Offer, to be filed by the Issuers with the SEC in connection with the commencement of the Offer.

“Rule 165 Material” means any written communication made in connection with or relating to the Offer in reliance on Rule 165 of the Securities Act and required to be filed by the Issuers with the SEC pursuant to Rule 425 under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

2. Exchange and Consent.

(a) Each Holder hereby agrees to validly tender or cause to be tendered pursuant to and in accordance with the terms of the Offer as set forth in the Offer Material attached hereto as Appendix C, not later than the 3rd Business Day after commencement of the Offer pursuant to the Offer Material, the number of Exchange Securities set forth on Appendix A opposite such Holder’s name. Each Holder acknowledges that its obligations to tender or cause to be tendered the Exchange Securities contained herein require such Holder to tender such Exchange Securities in the event that the Issuers change the terms and conditions of the Offer; provided, that following any such change to the Offer the consideration paid to such Holder for such Exchange Securities tendered in the Offer shall be at least equal to the highest consideration paid to any other holder of such Existing Securities for such Existing Securities tendered in the Offer.

(b) Each Holder hereby acknowledges and agrees that by tendering or causing to be tendered Exchange Securities pursuant to and in accordance with the terms of the Offer, such Holder will be deemed to have delivered its Consent with respect to such Exchange Securities and that such Consent will be irrevocable unless and until this Agreement is terminated pursuant to Section 17 hereof.

(c) Each Holder hereby acknowledges and agrees that the obligation of the Issuers to exchange New Securities for any Exchange Securities in the Offer shall be subject to the terms and conditions of the Offer.

(d) Each Holder hereby agrees to permit the Issuers to file this Agreement as an exhibit to the Registration Statement and to publish and disclose in the Offer Material (including all documents and schedules filed with the SEC), its identity and ownership of Exchange Securities and the nature of its obligations, commitments, arrangements and understandings under this Agreement.

3. Representations, Warranties and Agreements of the Holders. Each Holder, as to itself and not as to any other Holder, hereby represents and warrants to each Issuer and agrees as follows:

(a) Organization and Qualification. Such Holder is duly organized or formed, validly existing and in good standing, if applicable, under the laws of the jurisdiction in which it was formed.

(b) Authorization; Validity; Enforcement. Such Holder has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby have been duly authorized by all requisite action on behalf of such Holder, and no further consent or authorization is required by such Holder, its board of directors or similar governing body, or its equity holders. This Agreement has been duly executed and delivered by such Holder and (assuming due authorization, execution and delivery thereof by the other parties hereto) constitutes the legal, valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies (whether considered in a proceeding in equity or at law).

(c) Title. Such Holder is the legal, economic and beneficial owner of the Exchange Securities listed opposite its name on Appendix A hereto, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind (collectively, “Liens”). Upon delivery to the Issuers of the Exchange Securities, and upon such Holder’s receipt of the New Securities, in each case, pursuant to the Offer, good and valid title to such Holder’s Exchange Securities will pass to the Issuers, free and clear of any Liens. The Exchange Securities listed opposite such Holder’s name on Appendix A hereto constitute all of the Existing Securities beneficially owned by such Holder and its Affiliates (as defined in Rule 405 promulgated under the Securities Act) other than the other Holders.

(d) No Brokers. No broker, investment banker, finder or other person has been retained by or authorized to act on behalf of such Holder in connection with the exchange of the New Securities for the Exchange Securities, and no commission or other remuneration has been paid or given directly or indirectly by or on behalf of such Holder for soliciting such exchange. Such Holder will acquire the New Securities as principal and is acting (and will act) as principal for its own account in connection with the exchange contemplated hereby.

(e) Qualified Institutional Buyer. Such Holder is a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act.

(f) Access to Information. Such Holder acknowledges that it has received and reviewed the Offer Material attached hereto as Appendix C. Such Holder has had access to such financial and other information concerning the Issuers, their respective subsidiaries and the New Securities as it has deemed necessary in connection with its decision to enter into this Agreement and to acquire the New Securities, including reports filed with the SEC (including the risk factors set forth therein) and an opportunity to ask questions of and request information from the Issuers.

(g) No Other Consideration. Neither the Issuers nor any of their affiliates has, directly or indirectly, paid or cause to be paid any consideration to such Holder as an inducement to enter into this Agreement or otherwise participate in the Offer and the Consent Solicitation, except to the extent set forth in the Offer Material.

(h) Accuracy of Representations. Such Holder acknowledges that the Issuers and others are relying upon the truth and accuracy of the foregoing representations, warranties and agreements and agrees that if any of such representations or warranties are no longer accurate as of a date made hereunder, such Holder shall promptly notify the Issuers.

4. Representations and Warranties of the Issuers. Each Issuer hereby represents and warrants to each Holder as follows:

(a) Organization and Qualification. Each Issuer is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated or formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted.

(b) Authorization; Validity; Enforcement. Each Issuer has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of the Agreement by each Issuer and the consummation by each Issuer of the transactions contemplated hereby, including, without limitation, the issuance of the New Securities and the exchange therefor of the Exchange Securities, have been duly authorized by each Issuer, and no further consent or authorization is required by them, their respective boards of directors or similar governing bodies, or their respective equity holders. This Agreement has been duly executed and delivered by each Issuer, and (assuming due authorization, execution and delivery thereof by the other parties hereto) constitutes the legal, valid and binding obligation of each Issuer, enforceable against such Issuer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies (whether considered in a proceeding in equity or at law).

5. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered personally, (b) one business day after being delivered to a nationally recognized overnight courier or (c) when sent by facsimile (with confirmation of transmission received by the sender) to the parties at the following addresses (or at such other address as shall be specified by like notice):

If to the Issuers:

Energy Future Holdings Corp.

1601 Bryan Street

Dallas, TX 75201

Attention: Treasurer

Facsimile No.: (214) 812-4097

with a copy to (which copy shall not constitute notice):

Energy Future Holdings Corp.

1601 Bryan Street

Dallas, TX 75201

Attention: General Counsel

Facsimile No.: (214) 812-4607

If to any Holder:

Franklin Advisers, Inc.

One Franklin Parkway

San Mateo, CA 94402

Attention: Edward Perks

6. Amendment. Neither this Agreement nor any of the terms hereof may be amended, supplemented, waived or modified except by an instrument in writing signed by each of the parties hereto or, in the case of a waiver, the party against which the enforcement of such waiver is sought.

7. Governing Law; Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8. Counterparts. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or PDF signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

9. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

10. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

11. Entire Agreement. This Agreement and the Confidentiality Agreement between the parties hereto dated July 14, 2010 constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No party hereto shall assign or delegate this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

13. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

14. Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

15. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party hereto.

16. Injunctive Relief. The Issuers and the Holders agree that irreparable damage would occur and that the Issuers would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specified terms or were otherwise breached. It is accordingly agreed that the Issuers shall be entitled to an injunction or injunctions to prevent breaches by the Holders of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which the Issuers are entitled at law or in equity.

17. Termination. This Agreement shall remain in full force and effect until terminated as follows:

(a) In the event that the Offer has not commenced within ten business days after the date of this Agreement, this Agreement shall automatically terminate in its entirety.

(b) In the event that the Offer is terminated by the Issuers in its entirety through the withdrawal of the Registration Statement pursuant to Rule 477 (or its equivalent) under the Securities Act, then this Agreement shall automatically terminate in its entirety.

(c) This Agreement may be terminated in all or in part by the mutual agreement of the parties hereto.

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18. If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Holders and the Issuers in accordance with its terms.

Very truly yours,

Franklin Advisers, Inc.

By:	/s/ Edward Perks
Name:	Edward Perks
Title:	SVP Franklin Advisers, Inc.

Confirmed and agreed to as of the date first above written:

Energy Future Holdings Corp.

By:	/s/ Anthony Horton
Name:	Anthony Horton
Title:	Senior Vice President and Treasurer

Energy Future Intermediate Holding Company LLC

By:	/s/ Anthony Horton
Name:	Anthony Horton
Title:	Senior Vice President and Treasurer

EFIH Finance Inc.

By:	/s/ Anthony Horton
Name:	Anthony Horton
Title:	Senior Vice President and Treasurer